Exhibit 4.9

THIS SENIOR NOTE IS AN OBLIGATION SOLELY OF PNC BANK, NATIONAL ASSOCIATION (THE “BANK”) AND WILL NOT BE AN OBLIGATION OF, OR OTHERWISE GUARANTEED BY, ANY OTHER BANK OR THE PNC FINANCIAL SERVICES GROUP, INC. OR ANY AFFILIATE THEREOF OTHER THAN THE BANK. THIS SENIOR NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THE OBLIGATIONS EVIDENCED BY THIS SENIOR NOTE RANK PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED INDEBTEDNESS OF THE BANK, EXCEPT DEPOSIT LIABILITIES (AS PROVIDED IN SECTION 11(d)(11) OF THE FEDERAL DEPOSIT INSURANCE ACT) AND OTHER OBLIGATIONS THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES. IN A LIQUIDATION OR OTHER RESOLUTION OF THE BANK, THIS SENIOR NOTE WOULD BE TREATED DIFFERENTLY FROM, AND HOLDERS OF THIS SENIOR NOTE COULD RECEIVE, IF ANYTHING, SIGNIFICANTLY LESS THAN HOLDERS OF, DEPOSIT LIABILITIES OF THE BANK.

UNLESS THIS SENIOR NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITORY”) TO THE BANK OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SENIOR NOTE ISSUED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SENIOR NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

THIS SENIOR NOTE IS ISSUABLE ONLY IN FULLY REGISTERED FORM IN MINIMUM DENOMINATIONS OF $250,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF. EACH OWNER OF A BENEFICIAL INTEREST IN THIS SENIOR NOTE MUST BE AN INSTITUTIONAL INVESTOR WHO IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IS REQUIRED TO HOLD A BENEFICIAL INTEREST IN A $250,000 PRINCIPAL AMOUNT OR ANY INTEGRAL MULTIPLE OF $1,000 IN EXCESS THEREOF OF THIS SENIOR NOTE AT ALL TIMES.

No. FXR-
CUSIP NO.:	REGISTERED

GLOBAL SENIOR BANK NOTE

(Fixed Rate)

ORIGINAL ISSUE DATE:	PRINCIPAL AMOUNT:

INTEREST RATE: %	MATURITY DATE:

INTEREST PAYMENT DATE(S):
[ ] At Maturity only
[ ] and of each year	INITIAL INTEREST PAYMENT DATE:
[ ] Other:

REGULAR RECORD DATES (FOR NOTES WITH MATURITIES OF MORE THAN ONE YEAR)

(if other than the fifteenth calendar day (whether or not a Business Day) next preceding the applicable Interest Payment Date):

INITIAL REDEMPTION	INITIAL REDEMPTION
DATE:	PERCENTAGE:

ANNUAL REDEMPTION	HOLDER’S OPTIONAL
PERCENTAGE REDUCTION:	REPAYMENT DATE(S):

DAY COUNT CONVENTION
[ ] 30/360
[ ] OTHER:

ADDENDUM ATTACHED:	ORIGINAL ISSUE DISCOUNT:
[ ] Yes	[ ] Yes
[ ] No	[ ] No

DEFAULT RATE: %	Total Amount of OID:
Yield to Maturity:
OTHER PROVISIONS:	Initial Accrual Period:

PNC Bank, National Association (the “Bank”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                                                   United States Dollars on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest in arrears thereon from and including the Original Issue Date specified above or from and including the most recent interest payment date on which interest on this Senior Note (or any predecessor Senior Note) has been paid or duly provided for, on the Interest Payment Date or Dates specified above (each, an “Interest Payment Date”) and at maturity or upon earlier redemption or repayment, if applicable, commencing on the Initial Interest Payment Date specified above at the Interest Rate per annum specified above, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum specified above on any overdue principal and premium, if any, and on any overdue installment of interest. If no Default Rate is specified above, the Default Rate shall be the Interest Rate on this Senior Note specified above. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Senior Note (or any predecessor Senior Note) is registered at the close of business on the Regular Record Date, which unless otherwise specified above shall be the fifteenth calendar day (whether or not a Business Day (as defined below)) next preceding the applicable Interest Payment Date (a “Regular Record Date”); provided, however, that interest payable at maturity or upon earlier redemption or repayment, if applicable, will be payable to the person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the holder as of the close of business on such Regular Record Date, and may either be paid to the person in whose name this Senior Note (or any predecessor Senior Note) is registered at the close of business on a special record date for the payment of such defaulted interest (the “Special Record Date”) to be fixed by the Bank, notice of which shall be given to the holders of Senior Notes not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner.

Payment of principal of, premium, if any, and interest on, this Senior Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Bank will at all times appoint and maintain an issuing and paying agent (which may be the Bank) (the “Issuing and Paying Agent,” which term shall include any successor Issuing and Paying Agent), authorized by the Bank to pay principal of, premium, if any, and interest on, this Senior Note on behalf of the Bank pursuant to an issuing and paying agency agreement (the “Issuing and Paying Agency Agreement”) and having an office or agency (the “Issuing and Paying Agent Office”) in The City of New York or in the city in which the Bank is headquartered (the “Place of Payment”), where this Senior Note may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to this Senior Note may be served. The Bank has initially appointed PNC Bank, National Association as the Issuing and Paying Agent, with the Issuing and Paying Agent Office currently located at One PNC Plaza, 9th Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222, Attention: Yvonne Mudd. The Bank may resign as or remove the Issuing and Paying Agent pursuant to the terms of the Issuing and Paying Agency Agreement and may appoint a successor Issuing and Paying Agent.

Payment of principal of, premium, if any, and interest on, this Senior Note due at maturity or upon earlier redemption or repayment, if applicable, will be made in immediately available funds upon presentation and surrender of this Senior Note to the Issuing and Paying Agent at the Issuing and Paying Agent Office; provided that this Senior Note is presented to the Issuing and Paying Agent in time for the Issuing and Paying Agent to make such payment in accordance with its normal procedures. Payments of interest on this Senior Note (other than at maturity or upon earlier redemption or repayment) will be made by wire transfer to such account as has been appropriately designated to the Issuing and Paying Agent by the person entitled to such payments.

Reference herein to “this Senior Note”, “hereof”, “herein” and comparable terms shall include an Addendum hereto if an Addendum is specified above.

Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Bank has caused this Senior Note to be duly executed.

PNC BANK, NATIONAL ASSOCIATION

By:
Authorized Signatory

Dated:

ISSUING AND PAYING AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the Issuing and Paying Agency Agreement.

PNC BANK, NATIONAL ASSOCIATION as the Issuing and Paying Agent

By:
Authorized Signatory

[Reverse]

This Senior Note is one of a duly authorized issue of Senior Bank Notes of the Bank due nine months or more from date of issue (the “Senior Notes”).

Payments of interest hereon will include interest accrued to but excluding the relevant Interest Payment Date or Maturity Date or date of earlier redemption or repayment, as the case may be. Unless otherwise specified on the face hereof, interest on Senior Notes with maturities of greater than one year will be computed on the basis of a 360-day year of twelve 30-day months. Unless otherwise specified on the face hereof, interest on Senior Notes with maturities of one year or less will be computed on the basis of the actual number of days in the year divided by 360 and will be payable only at maturity to the person to whom principal shall be payable.

Any provision contained herein with respect to the calculation of the rate of interest applicable to this Senior Note, its Interest Payment Dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified on the face hereof.

If any Interest Payment Date, Maturity Date or date of earlier redemption or repayment of this Senior Note falls on a day which is not a Business Day, the related payment of principal of, premium, if any, or interest on, this Senior Note shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment were due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Maturity Date or date of earlier redemption or repayment, as the case may be. “Business Day” means, unless otherwise specified on the face hereof, any day that is not a Saturday or Sunday and that in The City of New York and in Pittsburgh, Pennsylvania is not a day on which banking institutions are authorized or required by law, regulation or executive order to close.

This Senior Note will not be subject to any sinking fund. If so provided on the face of this Senior Note, this Senior Note may be redeemed by the Bank either in whole or in part on and after the Initial Redemption Date, if any, specified on the face hereof. If no Initial Redemption Date is specified on the face hereof, this Senior Note may not be redeemed prior to the Maturity Date. On and after the Initial Redemption Date, if any, this Senior Note may be redeemed in increments of $1,000 (provided that any remaining principal amount hereof shall be at least $250,000) at the option of the Bank at the applicable Redemption Price (as defined below), together with unpaid interest accrued hereon at the applicable rate borne by this Senior Note to the date of redemption (each such date, a “Redemption Date”), on written notice given not more than 60 nor less than 30 calendar days prior to the Redemption Date to the registered holder hereof. Whenever less than all the Senior Notes at any time outstanding are to be redeemed, the terms of the Senior Notes to be so redeemed shall be selected by the Bank. If less than all the Senior Notes with identical terms at any time outstanding are to be redeemed, the Senior Notes to be so redeemed shall be selected by the Issuing and Paying Agent by lot or in any usual manner approved by it. In the event of redemption of this Senior Note in part only, a new Senior Note for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the surrender hereof. The Issuing and Paying Agent is not required to register the transfer of or exchange any Senior Note that has been called for redemption in whole or in part, except the unredeemed portion of the Senior Notes being redeemed in part, during a period beginning at the opening of business 15 calendar days before the day of mailing of a notice of such redemption and ending at the close of business on the day of such mailing.

The “Redemption Price” shall initially be the Initial Redemption Percentage specified on the face hereof of the principal amount of this Senior Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date specified on the face hereof by the Annual Redemption Percentage

Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

This Senior Note may be subject to repayment at the option of the holder hereof in accordance with the terms hereof either in whole or in part on any Holder’s Optional Repayment Date(s), if any, specified on the face hereof. If no Holder’s Optional Repayment Date is specified on the face hereof, this Senior Note will not be repayable at the option of the holder hereof prior to the Maturity Date. On any Holder’s Optional Repayment Date, if any, this Senior Note will be repayable in whole or in part in increments of $1,000 (provided that any remaining principal amount hereof will be at least $250,000) at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued and unpaid interest hereon payable to the date of repayment. For this Senior Note to be repaid in whole or in part at the option of the holder hereof on a Holder’s Optional Repayment Date, this Senior Note must be delivered, with the form entitled “Option to Elect Repayment” attached hereto duly completed, to the Issuing and Paying Agent at its offices currently located at One PNC Plaza, 9th Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222, Attention: Yvonne Mudd, or at such other address which the Bank shall from time to time notify the holders of the Senior Notes, not more than 60 nor less than 30 calendar days prior to such Holder’s Optional Repayment Date. In the event of repayment of this Senior Note in part only, a new Senior Note for the unrepaid portion hereof shall be issued in the name of the holder hereof upon the surrender hereof. Exercise of such repayment option by the holder hereof shall be irrevocable.

If this Senior Note is an Original Issue Discount Note and if an Event of Default with respect to this Senior Note shall have occurred and be continuing, the Default Amount (as defined hereafter) of this Senior Note may be declared due and payable in the manner and with the effect provided herein. The “Default Amount” shall be equal to the adjusted issue price as of the first day of the accrual period as determined under Final Treasury Regulation Section 1.1275-1(b) (or successor regulation) under the United States Internal Revenue Code of 1986, as amended, in which the date of acceleration occurs increased by the daily portion of the original issue discount for each day in such accrual period ending on the date of acceleration, as determined under Final Treasury Regulation Section 1.1272-1(b) (or successor regulation) under the United States Internal Revenue Code of 1986, as amended. Upon payment of (i) the principal, or premium, if any, so declared due and payable and (ii) interest on any overdue principal and overdue interest or premium, if any (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Bank’s obligations in respect of the payment of principal of, premium, if any, and interest on, this Senior Note shall terminate.

In case any Senior Note shall at any time become mutilated, destroyed, lost or stolen, and such Senior Note or evidence of the loss, theft or destruction thereof satisfactory to the Bank and the Issuing and Paying Agent and such other documents or proof as may be required by the Bank and the Issuing and Paying Agent shall be delivered to the Issuing and Paying Agent, the Bank shall issue and the Issuing and Paying Agent shall authenticate a new Senior Note, of like tenor and principal amount, having a serial number not contemporaneously outstanding, in exchange and substitution for the mutilated Senior Note or in lieu of the Senior Note destroyed, lost or stolen but, in the case of any destroyed, lost or stolen Senior Note, only upon receipt of evidence satisfactory to the Bank and the Issuing and Paying Agent that such Senior Note was destroyed, stolen or lost, and, if required, upon receipt of indemnity satisfactory to the Bank and the Issuing and Paying Agent. Upon the issuance of any substituted Senior Note, the Bank and the Issuing and Paying Agent may require the payment of a sum sufficient to cover all expenses and reasonable charges connected with the preparation and delivery of a new Senior Note. If any Senior Note which has matured or has been redeemed or repaid or is about to mature or to be redeemed or repaid shall become mutilated, destroyed, lost or stolen, the Bank may, instead of issuing a substitute Senior Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Senior Note) upon compliance by the holder with the provisions of this paragraph.

No recourse shall be had for the payment of principal of, premium, if any, or interest on, this Senior Note for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Bank or of any successor corporation, either directly or through the Bank or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The occurrence of any of the following events shall constitute an “Event of Default” with respect to this Senior Note: (i) default in the payment of any interest with respect to any of the Senior Notes issued by the Bank when due, which continues for 30 calendar days; (ii) default in the payment of any principal of, or premium, if any, on, any of the Senior Notes issued by the Bank when due; (iii) the entry by a court having jurisdiction in the premises or administrative or governmental agency or body of (a) a decree or order for relief in respect of the Bank in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or (b) a decree or order appointing a conservator, receiver, liquidator, assignee, trustee, sequestrator or any other similar official of the Bank, or of substantially all of the property of the Bank, or ordering the winding up or liquidation of the affairs of the Bank, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or (iv) the commencement by the Bank of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Bank to the entry of a decree or order for relief in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding, or the filing by the Bank of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state bankruptcy, insolvency, reorganization or similar law, or the consent by the Bank to the filing of such petition or to the appointment of or taking possession by a custodian, conservator, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Bank or of substantially all of the property of the Bank, or the making by the Bank of an assignment for the benefit of creditors, or the taking of corporate action by the Bank in furtherance of any such action. If an Event of Default shall occur and be continuing, the holder of this Senior Note may declare the principal amount of, accrued interest and premium, if any, on, this Senior Note due and payable immediately by written notice to the Bank. Upon such declaration and notice, such principal amount, accrued interest and premium, if any, shall become immediately due and payable. Any Event of Default with respect to this Senior Note may be waived by the holder hereof.

The Issuing and Paying Agency Agreement provides that the Bank will promptly notify, and provide copies of any such notice to, the Issuing and Paying Agent, and the Issuing and Paying Agent will promptly mail by first-class mail, postage prepaid, copies of such notice to the holders of the Senior Notes, upon the occurrence of an Event of Default or of the curing or waiver of an Event of Default.

Nothing contained herein shall prevent any consolidation or merger of the Bank with any other corporation, banking association or other legal entity (collectively, the “corporation”) or successive consolidations or mergers in which the Bank or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of the property of the Bank as an entirety or substantially as an entirety to any other corporation authorized to acquire and operate the same; provided, however (and the Bank hereby covenants and agrees) that any such consolidation, merger, sale or conveyance shall be upon the condition that: (i) immediately after such consolidation, merger, sale or conveyance the corporation (whether the Bank or such other corporation) formed by or surviving any such consolidation or merger, or the corporation to which such sale or conveyance shall have been made, shall not be in default in the performance or observance of any of the terms, covenants and conditions of this Senior Note to be observed or performed by the Bank; and (ii) the corporation (if other than the Bank) formed by or surviving any such consolidation or merger, or the corporation to which such sale or conveyance shall have been made, shall be organized under the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on, this Senior Note. In case of any such consolidation, merger, sale, conveyance, transfer or lease, and upon the assumption by the successor corporation of the due and punctual performance of all of the covenants in this Senior Note to be performed or observed by the Bank, such successor corporation shall succeed to and be substituted for the Bank with the same effect as if it had been named in this Senior Note as the Bank and thereafter the predecessor corporation shall be relieved of all obligations and covenants in this Senior Note and may be liquidated and dissolved.

Any action by the holder of this Senior Note shall bind all future holders of this Senior Note, and of any Senior Note issued in exchange or substitution herefor or in place hereof, in respect of anything done or permitted by the Bank or by the Issuing and Paying Agent in pursuance of such action.

The Issuing and Paying Agent shall maintain at its offices a register (the register maintained in such office or any other office or agency of the Issuing and Paying Agent in Pittsburgh, Pennsylvania, herein referred to as the “Senior Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuing and Paying Agent shall provide for the registration of the Senior Notes and of transfers of the Senior Notes.

The transfer of this Senior Note is registerable in the Senior Note Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Issuing and Paying Agent in the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Issuing and Paying Agent duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No provision of this Senior Note shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay principal of, premium, if any, and interest on, this Senior Note in U.S. dollars at the times, places and rate herein prescribed in accordance with its terms.

No service charge shall be made to a holder of this Senior Note for any transfer or exchange of this Senior Note, but the Bank may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Beneficial interests represented by this Senior Note are exchangeable for definitive Senior Notes in registered form, of like tenor and of an equal aggregate principal amount, only if (x) The Depository Trust Company, as depositary (the “Depository”) notifies the Bank that it is unwilling or unable to continue as Depository for this Senior Note or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depository is not appointed by the Bank within 60 days, or (y) the Bank in its sole discretion determines not to have such beneficial interests represented by this Senior Note. Any Senior Note representing such beneficial interests that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive Senior Notes in registered form, of like tenor and of an equal aggregate principal amount, in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof. Such definitive Senior Notes shall be registered in the name or names of such person or persons as the Depository shall instruct the Issuing and Paying Agent.

Prior to due presentment of this Senior Note for registration of transfer, the Bank, the Issuing and Paying Agent or any agent of the Bank or the Issuing and Paying Agent may treat the holder in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Bank, the Issuing and Paying Agent nor any such agent shall be affected by notice to the contrary except as required by applicable law.

All notices to the Bank under this Senior Note shall be in writing and addressed to the Bank at One PNC Plaza, 10th Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222, Attention: Lisa Kovac, or to such other address of the Bank as the Bank may notify the holder of this Senior Note.

This Senior Note shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflicts of laws principles) and all applicable federal laws and regulations.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the within Senior Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of
survivorship and not as tenants
in common

UNIF GIFT MIN ACT - Custodian
(Cust) (Minor)
under Uniform Gifts to Minors Act

______________________________________________
(State)

Additional abbreviations may also be used

though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

______________________________________

______________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

(Please print or typewrite name and address,

including postal zip code, of assignee)

the within Senior Note and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

to transfer said Senior Note on the books of the Issuing and Paying Agent, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Senior Note in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Bank to repay this Senior Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount hereof to be repaid, together with accrued and unpaid interest hereon, payable to the date of repayment, to the undersigned, at __________________________________________________

                                                                                                                                                                                                                                                                      .

(Please print or typewrite name and address of the undersigned)

For this Senior Note to be repaid, the undersigned must give to the Issuing and Paying Agent at its offices currently located at One PNC Plaza, 9th Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222, Attention: Yvonne Mudd, or at such other place or places of which the Bank shall from time to time notify the holder of this Senior Note, not more than 60 days nor less than 30 days prior to the date of repayment, with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Senior Note is to be repaid, specify the portion hereof (which shall be increments of $1,000) which the holder elects to have repaid and specify the denomination or denominations (which shall be $250,000 or an integral multiple of $1,000 in excess thereof) of the Senior Notes to be issued to the holder for the portion of this Senior Note not being repaid (in the absence of any such specification, one such Senior Note will be issued for the portion not being repaid):

$ _______________________________________________	_____________________________________________
Dated: ___________________________________________	NOTICE: The signature on this “Option to Elect Repayment” form must correspond with the name as written upon the face of the within Senior Note in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee